Exhibit 99.1

Lucas Energy, Inc. Presentation June 2012

NYSEAmex: LEI www.lucasenergy.com

Certain statements made during this presentation are forward-looking and are subject to risks and uncertainties.  The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made during this presentation. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can provide no assurance that our forward-looking statements will prove to be correct. When we use the words "believe," "expect," "anticipate," "plan," "will," "intend" or other similar expressions, we are identifying forward-looking statements.  The forward-looking statements made during this presentation are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this presentation are made as of the date hereof. We take no obligation to update or correct our own forward-looking statements or those prepared by third parties that are not paid by the Company. The Company’s complete SEC filings are available at http://www.sec.gov  and we refer you to our filings for a more detailed discussion of the risks that may have a direct bearing on our operating results, performance and financial condition.

2005 – Founded by Jim Cerna, William Sawyer, and Peter Grunebaum.
2006 – Went public through a reverse merger.
2007 – Completed a $12.5 million private placement.
2008 – Moved up to Amex. Researched Eagle Ford.
2009 – Amex merged with NYSE, and listing changed to NYSE Amex. Acquired more Eagle Ford properties.
2010 – Formed Eagle Ford joint Venture with Hilcorp in Gonzales County, Texas.
2011 – Formed Eagle Ford joint venture with Marathon in Wilson County, Texas. Marathon buys out Hilcorp Eagle Ford making LEI a joint venture partner in Gonzales County, Texas.

January 2009                                           June 2012

Stock Price                                ˜ $0.44/share                                           ˜ $1.55/share

Ave daily volume (3 mo)                                           ˜ 19,000 shares/day                                            ˜ 198,000 shares/day

Shares outstanding                                           ˜ 8 million shares                                            ˜ 22.7 million shares

Shares in float                                           ˜ 2-3 million shares                                           ˜ 20.7 million shares

Shareholders                                           ˜ 500                                ˜ 7,200

Market Cap                                $3.5 million                                $35.0 million

Original business plan.
Drilling to increase production.
Joint Ventures to bring more undeveloped assets on production.
Sale or joint venture of the Eagle Ford assets.
Evaluation of the Eaglebine assets for sale or joint venture.
Active discussions with potential large joint venture partners to expand assets and production significantly.

Texas, Arkansas, Louisiana, Mississippi, North Bayou Jack, Brookeland, Master's Creek field, Houston, Giddings, Pearsall Gulf of Mexico, Mexico

§	FY2011: 56,813 Bbls (156 BOPD)
§	FY2012: 95,619 Bbls (261 BOPD)
§	March 2012 – 535 BOPD
BOPD = barrels of oil per day.

§	Base Production – 90% chance of success.
§	Small JV/s – 75% chance of success.
§	Medium JV – 50% chance of success.
§	Large JV – 40% chance of success.

§
* The chance of success is the estimation that the execution and production will happen. It does not include oil price, mechanical problems, or costs factors.  Forecasted chances of success are based on subjective estimates of management.

§	52,000 net bbls of oil.
§	X $95 per bbl.
§	= $4.94 million net revenue from base production.

§	* before taxes and LOE.

§	53,500 gross bbls of oil per new horizontal well.
§	X 25% working interest.
§	X 75% net revenue interest lease.
§	X $95 per bbl.
§	= $953,000 net revenue per new horizontal well.
§	X 4 new horizontal wells carried to the tanks.
§	= $3.8 million net revenue from Small JV’s.
§	Contribution to Fiscal Year 2013 net revenue = $1.2 million.
§	* before taxes and LOE.

§	33,000 gross bbls of oil per new lateral from an old well bore.
§	X 20% working interest.
§	X 75% net revenue interest lease.
§	X $95 per bbl.
§	= $470,250 net revenue per new lateral from an old well bore.
§	X 2/month new laterals carried to the tanks.
§	X 7 months
§	= $6.6 million net revenue from Medium JV’s.
§	Contribution to Fiscal Year 2013 net revenue = $2.2 million.
§	* before taxes and LOE.

§	75,000 gross bbls of oil per new horizontal well.
§	X 25% working interest.
§	X 75% net revenue interest lease.
§	X $95 per bbl.
§	= $1.3 million net revenue per new horizontal well.
§	X 2/month new wells carried to the tanks.
§	X 5 months
§	= $13.0 million net revenue from Large JV’s.
§	Contribution to Fiscal Year 2013 net revenue = $6.5 million.
§	* before taxes and LOE.

§	Base production - $ 4.9 million
§	Small JV’s - $ 1.2 million
§	Medium JV - $ 2.2 million
§	Large JV - $ 6.5 million
§	Total potential for Fiscal Year 2013 $ 14.8 million

§	* before taxes and LOE.

§	Estimated net revenues - $ 14.8 million
§	Estimated LOE and Taxes - $ 2.6 million
§	Overhead (G&A) - $ 4.8 million
§	Estimated net revenue - $ 7.4 million

§	* After taxes, LOE, and overhead.

§	Mark up on acreage - $ 5.0 million
§	GG&A contribution - $ 3.5 million
§	Sale of Eagle Ford - $ 60-100 million

§	* Lucas is under full cost accounting and does not report acreage sales as revenues.

Operated and Non-operated
Eagle Ford Working Interests
(Atascosa, Gonzales, Karnes, and Wilson Counties, Texas)

Operated
Eaglebine Working Interests
(Leon and Madison Counties, Texas)

Operated and Non-operated
Eagle Ford Working Interests
(Atascosa, Gonzales, Karnes, and Wilson Counties, Texas)

23,384 gross acres
5,893 net acres

•	All in the oil window.
•	Mostly held by production.
•	Two Marathon Oil Eagle Ford JV's.

Note: Includes 15% working interest in two completed Eagle Ford horizontal wells

•	Eagle Ford in Gonzales and Karnes Counties, Texas - $25,000 per acre.
•	Eagle Ford in Wilson and Atascosa Counties, Texas - $15,000 per acre.
•	Eagle Ford potential reserves – 12 million bbls of oil.
The above estimates are from the Company’s internal valuations based on research of public  information, and are not derived from independent engineering and geological valuations.  The above estimates should not be construed as proved reserves.

Operated
Eaglebine Working Interests
(Leon and Madison Counties, Texas)

6,758 gross acres
3,745 net acres

•	New oil play.
•	Eastern expansion of Eagle Ford

•	Eaglebine Leon and Madison Counties, Texas - $10,000 per acre.
•	Eaglebine (and related formations) potential reserves – 8 million bbls of oil
The above estimates are from the Company’s internal valuations based on research of public  information, and are not derived from independent engineering and geological valuations.  The above estimates should not be construed as proved reserves.

Ø Trade on NYSE Amex as LEI
Ø  Outstanding Shares:  22.7 million
Ø  Average daily volume: 198,314 (3 mo)
Ø  52 week hi/low: $3.30 / $1.04
Ø  Market cap: $35.0 million at 6/8/12
Ø  Project debt: $22 million non-recourse *
Ø  Fiscal Year: March 31

* Note recourse to Nordic acquisition properties only

Corporate Office
3555 Timmons Lane, Suite 1550
Houston, Texas 77027
Tel (713) 528-1881        Fax (713) 337-1510
www.lucasenergy.com